UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 15, 2009

BEST ENERGY SERVICES, INC.
(Exact name of registrant specified in its charter)
Nevada	000-53260	02-0789714
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10375 Richmond Avenue, STE 2000		77042
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone, including area code:	(713) 933-2600

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On April 15, 2009, Best Energy Services, Inc. (“Best Energy”) entered into agreement with PNC Bank, N.A. amending the terms and covenants of the Revolving Credit, Loan and Security Agreement (“Credit Facility”), dated February 14, 2008.  The amendment provides many benefits to Best Energy, including adjustments to the pricing, the allocation between the revolving and term loan portions of the facility, and other covenants.

The foregoing description of the amendment to the Revolving Credit, Loan and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Term Note and Waiver and the Amendment No. 1 to Revolving Credit, Term Loan and Security Agreement, copies of which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

In addition, a copy of the Company’s press release announcing the amendment to the Credit Facility has been filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements:
None

(b)	Pro forma financial information:
None

(c)	Shell company transactions:
None

(d)	Exhibits:

10.1	Amended and Restated Term Note, dated April 15, 2009. (Filed as an exhibit to the Best Energy Services, Inc. Form 8-K, dated April 16, 2009 and incorporated by reference herein.)

10.2
Waiver and Amendment No. 1 to Revolving Credit, Term Loan and Security Agreement, dated April 15, 2009.  (Filed as an exhibit to the Best Energy Services, Inc. Form 8-K, dated April 16, 2009 and incorporated by reference herein.)

99.1	Press Release, dated April 16, 2009, titled “Best Energy Services Amends Terms of PNC Credit Facility”